                                                                    CONFIDENTIAL


Banc of America Securities


Project RED TOP
Materials Prepared for the Board of Directors


December 19, 2001

These materials are based solely on information contained in publicly available documents unless otherwise noted. The projections regarding RED TOP were prepared by RED TOP's management, unless otherwise noted. Banc of America Securities LLC (" BAS") independently has not attempted to investigate or to verify such publicly available information, or other information provided to BAS and included herein or otherwise used. Projections involve elements of subjective judgment and analysis, and there can be no assurance that such projections will be attained. BAS expresses no opinion as to such projections or the assumptions underlying them. These materials are being furnished and should be considered only in connection with the oral briefing being provided by BAS in connection herewith. The preparation of these materials was completed on December 18, 2000. These materials are intended for the benefit and use of RED TOP and may not be reproduced, disseminated, quoted or referred to, in whole or in part, or used for any other purpose, without the prior written consent of BAS.

Banc of America Securities                                     Bank of America 1

Table of Contents
--------------------------------------------------------------------------------


i.    Situation Overview

ii.   Review of Strategic Alternatives

iii.  Proposed Transaction

iv.   Valuation Analysis

v.    Illustrative Timeline and Responsibilities



Exhibit 1:  Selected Minority Buyout Transactions since 1990





Banc of America Securities                             Bank of America. [LOGO] 2

--------------------------------------------------------------------------------
Situation Overview



Banc of America Securities                            Bank of America [LOGO]   3

Situation Overview
-------------------------------------------------------------------------------

Operational and Historical Observations

[_]   RED TOP has consistently implemented stockholder value-enhancing strategies over the last five years

      . Rationalized and sold the under-performing Skipper's concept

      . Revitalized, grew and ultimately maximized value of Romacorp through a recapitalization as equity markets were not ascribing full value to the concept

      . Acquired 546 Pizza Hut restaurants, principally from Tricon, re-engineered their operations and significantly improved their margins

      . Took the lead in re-imaging the aging Pizza Hut system beginning in
        1998

      . Established RED TOP as the dominant franchisee in terms of size, influence and leadership

[_]   RED TOP has produced solid financial results

      . Annualized revenue growth of 16% from fiscal 1999 to projected 2001

      . Annualized EPS growth of 15% over same period

      . Positive same store sales comparison over same period

[_]   Other operational observations

      . Earnings growth has been driven primarily through acquisitions

      . Historically, the source of most of the Company's acquisitions was
        Tricon, whose refranchising program was expected to be completed in FY 2002

      . RED TOP is currently undertaking a re-imaging program

         . Ultimately results in significant revenue growth on a per store basis, but is not a significant GAAP earnings driver due to higher facility costs

         . Requires more capital to be devoted to the business

         . Will require significant changes to meet IRR hurdles on an incremental basis

         . Due to changing consumer preferences and system age, RED TOP considers this a defensive strategy, not an offensive one


Banc of America Securities                         Bank of America. [LOGO]     4

Situation Overview
--------------------------------------------------------------------------------
Operational Observations

[_]  Other operational observations - continued

     . RED TOP delivers best in class margins while operating in a difficult business environment

          . Competition is keen with other pizza chains as well as with " mom and pop" operations (low barriers to entry)
          .  Tight labor market
          .  Volatile cheese prices
          . Management skill needed to run an efficient, yet customer friendly business


Banc of America Securities                         Bank of America [LOGO]      5

Situation Overview
--------------------------------------------------------------------------------
Valuation Observations

[_]  RED TOP's valuation in the equity market reflects systemic issues

     . Small cap classification precludes many institutional investors from investing in RED TOP

     .    Lack of liquid market for RED TOP's shares

     .    No meaningful research coverage

[_] RED TOP's pre-offer stock price on 12/13/00 of $10.375 ("Pre-Offer Price) is well below the level it was three years ago; further, the Pre-Offer Price is 43% below its 3-year high

[_]  RED TOP's stock performance has under-performed the broad market indices

[_] The restaurant sector continues to be viewed unfavorably by investors with valuations on a downward trend

[_] RED TOP's stock appears to track Tricon's, albeit at a discount due to franchisee status


Banc of America Securities                             Bank of America. [LOGO] 6

Situation Overview
--------------------------------------------------------------------------------
Recent Developments

[_] RED TOP requested strategy meetings with five investment banks to assess alternatives in September, 2000 in anticipation of the need for an alternate or supplemental growth strategy due to the anticipated completion of Tricon's refranchising program within the next 18 to 24 months

     . All five firms suggested that given its set of circumstances, RED TOP should reconsider its position as a public company

     . Four of the five firms recommended RED TOP execute a leveraged recap strategy with the majority stockholder executing a "go-private" transaction with RED TOP

[_]  Recently, Tricon significantly reduced its refranchising program

     . Lowered number of units from the 600 to 700 range to the 200 to 300 range (all concepts, not just Pizza Hut)

     . Tricon disengaged in negotiations with RED TOP concerning the acquisition of selected markets

     . Tricon is currently negotiating with identified buyers for those 200 to 300 units

[_] CONCLUSION: As a result, RED TOP's growth prospects on the short-term have been reduced, elevating the need to address strategic alternatives

Banc of America Securities                             Bank of America. [LOGO] 7

Situation Overview
--------------------------------------------------------------------------------
Historical Stock Performance--Last Three Years

================================================================================


                                    [GRAPH]


================================               =================================
 TRADING PRICE ANALYSIS                         TRADING VOLUME ANALYSIS
--------------------------------               ---------------------------------
 Closing (12/15/00)      $10.31                 Closing (12/15/00)       34,700
--------------------------------               ---------------------------------
 High (06/1/99)           18.19                 High (12/13/99)       2,643,300
--------------------------------               ---------------------------------
 Low (01/06/00)            7.38                 Low (08/20/99)              200
--------------------------------               ---------------------------------


Banc of America Securities                       Bank of America [LOGO]        8

Situation Overview
----------------------------------------------------------------------------
Relative Historical Stock Performance--Last Three Years

----------------------------------------------------------------------------

     ---------------------------------------------
                                    3-Year Change
                                   ---------------
      RED TOP                          (22.2)%
      Peer Group Composite/(a)/         13.0
      S&P 500 Index                     36.2
      TRICON                            10.8
     ---------------------------------------------






                                    [GRAPH]










               --- RED TOP         --- S&P 500          --- Peer Group Composite/(a)/          --- TRICON


Source: FactSet Research Systems Inc.
(a) Peer Group Composite is market-weighted and consists of TRICON Global Restaurants, PJ America, Inc., Papa John's Int'l, Inc., Applebee's International, Inc., Ryan's Family Steak Houses, Inc., VICORP Restaurants, Inc., Pizza Inn Inc., Frisch's Restaurants Inc., Main Street and Main Inc., Jack in The Box Inc., Sonic Corp., Quality Dining Inc., Wendy's International Inc., and Consolidated Products Inc.

Banc of America Securities                             Bank of America. [LOGO] 9

Situation Overview
--------------------------------------------------------------------------------
Assessment

[_]  BAS believes that RED TOP is at a strategic crossroads

     . Potential investor apprehension in light of RED TOP's reduced growth expectations as a result of Tricon's decision to lessen its refranchising initiatives

     . Overall unit size and franchisee status limits strategic growth options

     .    Difficult operating environment

     . Capital intensive nature of re-imaging activities, considered to be a defensive necessity, will not provide meaningful EPS growth while raising capital needs

[_] BAS believes that the short and medium term operating issues as well as the longer term systematic valuation issues facing the Company could exert additional downward pressure an RED TOP's valuation

[_] As part of management's previously disclosed efforts to assess its position, BAS was requested to analyze the Company's strategic alternatives to maximize stockholder value. These alternatives included:

     .    Status Quo

            *  Share Repurchase / Leveraged Recapitalization

            *  Dividend Program

     .    Acquisition Growth Strategy

     .    Sale of Selected Units

     .    Sale of RED TOP




Banc of America Securities                            Bank of America. [LOGO] 10

--------------------------------------------------------------------------------

Review of Strategic Alternatives



Banc of America Securities                             Bank of America [LOGO] 11

Review of Strategic Alternatives
--------------------------------------------------------------------------------
Status Quo

[_]  The Status Quo scenario could include the following strategies:

     .    Drive growth organically

     .    Although unrealistic, attempt to reduce operating costs to increase
          EPS

     .    Continue store re-imaging where prudent

     .    Share repurchase/leveraged recapitalization

     .    Dividend program

[_] Based on current valuation multiples and updated management projections, we can infer an implied price range for RED TOP of $6.20 to $8.80

     . RED TOP's Pre-Offer to First Call consensus fiscal 2002 EPS of $1.17 yields a forward P/E multiple of 8.9x

     . Application of this forward multiple to management's current projected fiscal 2002 EPS of $0.99 suggests a stock price of $8.80

     . As a result of the Tricon decision to lessen its refranchising efforts, the market's perceived growth profile for RED TOP could decline, implying a lower valuation multiple

           . Based upon a review of comparable public companies, this forward multiple could fall as low as 6.2x, implying a share price of $6.20

Banc of America Securities                            Bank of America. [LOGO] 12

Review of Strategic Alternatives
--------------------------------------------------------------------------------
Status Quo: Share Repurchase / Leveraged Recapitalization

[_] As part of selecting the Status Quo alternative, RED TOP could initiate a share repurchase / leveraged recapitalization that would entail raising debt capital to repurchase RED TOP stock. This could be accomplished through various forms (open market, fixed tender).

[_]  From an accounting perspective, this alternative could increase RED TOP's
     EPS

[_] Any meaningful stock repurchase would also limit RED TOP's financial flexibility, particularly in light of RED TOP's capital requirements for re-imaging

[_] Could result in a "creeping" LBO at values below the value of the proposed transaction

[_] However, this strategy does not address the Company's diminished growth prospects or its lack of meaningful research coverage and could exacerbate RED TOP's share illiquidity and small cap classification; hence the Company's valuation multiple would likely drop

Banc of America Securities                             Bank of America.[LOGO] 13

Review of Strategic Alternatives
--------------------------------------------------------------------------------
Status Quo: Dividend Program


[_] The Status Quo could also lead to the Company utilizing its free cash flow to begin paying dividends

[_] This strategy represents an avenue to funnel cash to stockholders, but is tax inefficient relative to capital gains

[_] Setting a dividend could clearly signal to the market that RED TOP has no better use for its cash

[_]  High valuation multiples are driven by growth prospects, not dividend yield

[_] This strategy does not address the Company's diminished growth prospects, lack of meaningful research coverage, share illiquidity and small cap classification


CONCLUSION: Selecting the Status Quo alternative with share repurchases and/or a regular dividend is not a viable alternative to meaningfully increasing stockholder value as it does not appear to address RED TOP's valuation issues




Banc of America Securities                           Bank of America.[LOGO]   14

Review of Strategic Alternatives
--------------------------------------------------------------------------------
Acquisition Growth Strategy


[_] Due to the fact that Tricon has lessened its unit divestiture activities, this alternative could include one of the following strategies:

       .    Acquire other system franchisees
       .    Pursue a new concept

[_] While RED TOP has proven its ability to successfully acquire Tricon units, a growth strategy incorporating the acquisition of other franchisees could be hindered by the following issues:

       . Management believes that the supply of franchisee units for sale is unpredictable, which results in unpredictable earnings growth

       . It is more difficult to generate margin improvements with other franchisees relative to units purchased from Tricon

       . Valuation expectations by franchisees appear to be well in excess of what RED TOP has historically paid for Tricon units

[_]  Additionally, entry into a new concept could have negative consequences

       . Growth of a new concept would be difficult given the capital constraints associated with RED TOP's re-imaging activities

       . Historically, investors have not fully valued the Company's activities in other concepts

       .    New concept would increase the risk level of the Company

[_] Additionally, a successful, publicly traded acquiror must have a strong stock price, regardless of the medium used to acquire targets


[_]  CONCLUSION:  Not a viable alternative to increase stockholder value


Banc of America Securities                            Bank of America. [LOGO] 15

Review of Strategic Alternative
--------------------------------------------------------------------------------
Sale of Individual Units

[_] This alternative could include the sale of a substantial number of units up to a sale of all units through multiple transactions

[_] This strategy would prove very tax inefficient to RED TOP stockholders as a result of double taxation

[_]  The execution of this strategy could prove difficult:

       .    Would require an extended time period to sell up to 800+ units

       . Difficult to maintain management, quality operations and margins during sale process due to uncertainty

       . The management and advisor attention required to execute this strategy would prove both time-consuming and costly

       .    Uncertainty in achieving unit divestiture goal

       . Condition of financing markets is not conducive to raising attractive acquisition financing

       . Due to economies of scale, RED TOP's margin structure not easy to replicate; therefore, an acquiror would likely discount valuation

       . The market for Pizza Hut restaurants may not be able to accommodate the large number of units for sale or to be sold over time


CONCLUSION:  Not a viable alternative to increase stockholder value


Banc of America Securities                          Bank of America. [LOGO]   16

Review of Strategic Alternatives
--------------------------------------------------------------------------------
Sale of RED TOP

[_] This alternative would entail selling a control position in RED TOP to a strategic acquiror or to a financial buyer

[_] Theoretically, this alternative could produce the highest value for RED TOP stockholders

[_] However, several factors imply that this alternative could be difficult, if not impossible, to execute:

     . Limited to no universe of potential strategic acquirors due to unique status of RED TOP

     .  Requires Tricon approval

     . We estimate that a financial buyer could pay a maximum of $7.20 per share

          .  Tightening credit markets

          . Inability to continue the Company's traditional acquisition growth strategy

          .  Capital intensive nature of re-imaging activities

          .  Return expectations of financial buyers

     .  Majority stockholder does not want to sell his interest in RED TOP


CONCLUSION: Not a viable alternative to increase stockholder value


Banc of America Securities                            Bank of America. [LOGO] 17

Review of Strategic Alternatives
--------------------------------------------------------------------------------
Conclusion

[_] In summary, RED TOP has the following characteristics

     . Mature company in terms of system expansion and organic growth possibilities
     .    Competitive industry and difficult operating environment
     . Age of assets and changing consumer preferences require heavy capital investment to re-image units
     .    Small cap classification
     .    Lack of meaningful research coverage
     .    Illiquid stock

[_] These characteristics make obtaining a compelling valuation as a public company difficult

[_] All of the analyzed strategic alternatives appear inferior to taking the Company private as a method of maximizing stockholder value

[_] Given these current set of circumstances, BAS believes that the most effective and proactive means to maximizing stockholder value is for the majority stockholder to repurchase shares not already owned at a premium to current and projected share prices

[_] Buyer's rationale

     .    Long term investor's perspective
     . Ultimately results in a diversification of buyer's (or major stockholder's) assets


Banc of America Securities                     Bank of America [LOGO]         18

--------------------------------------------------------------------------------

Proposed Transaction


Banc of America Securities                             Bank of America [LOGO] 19

Proposed Transaction
--------------------------------------------------------------------------------

 .   The majority stockholder, or an affiliated acquisition corporation
    (together, "MERGERCO") has offered $11.40 ("Proposed Transaction") for each share not already owned by MERGERCO (approximately 35% of such shares outstanding)

 .   The Proposed Transaction represents a premium that is consistent with premiums paid in similar minority buyout transactions. The Proposed Transaction represents;

     . 10% premium to the Pre-Offer Price

     . 31% premium to the price 30 days prior to the offer date; and

     . 52% premium to the midpoint of the normalized RED TOP price range of $6.20 to $8.80 ($7.50) ("Normalized - Midpoint")

 .   The Proposed Transaction also compares favorably to the implied per share values resulting from cash flow based projection methodologies

     . Discounted cash flow analysis and leveraged buyout analysis

     . More appropriate valuation methodologies as they consider the Company's reduced growth profile and continued re-imaging activities

 .   Although less appropriate as relevant valuation methodologies in RED TOPS's case, an analysis of publicly traded companies and of change in control transactions implies values consistent with the Proposed Transaction

 .   BAS believes that the Proposed Transaction can be entirely financed in the debt capital markets

Banc of America Securities                            Bank of America. [LOGO] 20

Proposed Transaction
--------------------------------------------------------------------------------
Summary Financial Data - Significant Status Quo Assumptions

[_] Compounded annual revenue growth rate of 3[_]1% between FY 2000-2006, primarily driven by comparable store sales increases

     . Assumes no acquisitions of restaurants

[_]  Margin compression in light of:

     . Wage increases resulting from an expected dollar rise in the federal minimum wage rate in the near term and continued wage pressure associated with the tight labor market

     . Return to normalized commodity prices (cheese)

[_]  No share repurchase or dividends

Banc of America Securities                            Bank of America. [LOGO] 21

Proposed Transaction
------------------------------------------------------------------------------------------------------------------------------------
Summary Financial Data - Status Quo

($ in millions, except per share data)
====================================================================================================================================
                                    Historical/(a)/                                Projected/(b)/                            CAGR
                              ----------------------------   -----------------------------------------------------------
Fiscal Years Ended March 31,   1999     2000    LTM/(c)/       2001       2002      2003      2004      2005    2006       2000-2006
------------------------------------------------------------------------------------------------------------------------  ----------
Net Sales                    $376.5    $455.6   $481.0        $510.5     $526.5    $531.3    $536.1    $541.0   $545.8         3.1%
    % Growth                     --      21.0%      --          12.0%       3.1%      0.9%      0.9%      0.9%     0.9%

EBITDA                         59.5      73.0     76.6          79.4       78.6      76.8      76.0      76.3     76.8         0.8%
    % of Net Sales             15.8%     16.0%    15.9%         15.6%      14.9%     14.5%     14.2%     14.1%    14.1%

EBIT                           39.0      46.2     47.9          49.9       47.7      45.0      43.2      42.6     42.2        (1.5)%
    % of Net Sales             10.4%     10.1%    10.0%          9.8%       9.1%      8.5%      8.1%      7.9%     7.7%

Net Income                     20.1      23.2     22.9          23.5       21.8      21.3      21.3      22.3     23.4         0.1%
    % of Net Sales              5.3%      5.1%     4.8%          4.6%       4.1%      4.0%      4.0%      4.1%     4.3%

Earnings per Share            $0.80     $0.96    $1.00         $1.06      $0.99     $0.96     $0.96     $1.01    $1.06         1.7%
    % Growth                     --      19.6%      --          10.1%      (6.4)%    (2.7)%     0.3%      4.7%     4.9%

------------------------------------------------------------------------------------------------------------------------------------

========================================================================
                                                At September 30, 2000
                                              --------------------------
                                                   $              %
------------------------------------------------------------------------
Cash & Equivalents                                 $4.4            --

Total Debt                                        194.5          54.2%

Stockholders' Equity                              164.1          45.8%
                                              ------------     ---------
  Total Capitalization                           $358.6         100.0%

------------------------------------------------------------------------


(a) As per Form 10-K dated March 28, 2000. Adjusted to reflect divestiture of Tony Roma restaurants and to eliminate the impact of facility action charges.
(b) Projected results are based on management estimates.
(c) As per Form 10-K and Form 10-Q dated March 28, 2000 and September 26, 2000, respectively.

Banc of America Securities                        Bank of America. [LOGO]     22

Proposed Transaction
--------------------------------------------------------------------------------

($ in millions, except per share data)
================================================================================================================================
                                                                            Pre-Offer           Normalized -          Proposed
                                                                              Price              Midpoint           Transaction
                                                                           $ 10.38/(a)/          $  7.50             $ 11.40
--------------------------------------------------------------------------------------------------------------------------------
Option-Adjusted Shares Outstanding/(b)/                                     22.086                21.937              22.274

Total Implied Equity Value                                                 $ 229.1               $ 164.5             $ 253.9
          Plus: Total Debt/(c)/                                              194.5                 194.5               196.8
          Less: Cash & Equivalents/(c)/                                       (4.4)                 (4.4)               (4.4)
                                                                           -------               -------             -------
Total Implied Enterprise Value                                             $ 419.3               $ 354.7             $ 446.4

Total Implied Enterprise Value as a Multiple of:
                                                       Statistic/(d)/
                                                       --------------
          Net Sales                       LTM             $ 481.0             0.87x                 0.74x               0.93x
                                      FY2001P               510.5             0.82                  0.69                0.87
                                      FY2002P               526.5             0.80                  0.67                0.85

          EBITDA                          LTM             $ 76.6               5.5x                  4.6x                5.8x
                                      FY2001P               79.4               5.3                   4.5                 5.6
                                      FY2002P               78.6               5.3                   4.5                 5.7

          EBIT                            LTM             $ 47.9               8.8x                  7.4x                9.3x
                                      FY2001P               49.9               8.4                   7.1                 8.9
                                      FY2002P               47.7               8.8                   7.4                 9.4

Current RED TOP Share Price as a Multiple of:
          Earnings per share              LTM             $ 1.00              10.4x                  7.5x               11.4x
                                      FY2001P               1.06               9.8                   7.1                10.8
                                      FY2002P               0.99              10.5                   7.6                11.5

Proposed Transaction Premium

          Pre-Offer Price                                 $10.38                --                    52%                 10%
          30 Days Prior Price                               8.69                --                    52                  31

--------------------------------------------------------------------------------------------------------------------------------

(a)  Price as of December 13, 2000.
(b) Based on 21,835 million shares outstanding, 0.775 million options exercisable at an average exercise price of $8.29 (calculated pursuant to the treasury stock method) as per management.
(c) Statement per Form 10-Q dated September 26, 2000. The debt assumed under the Proposed Transaction scenario includes $2.3 million make whole payment on current RED TOP senior notes.
(d)  Projected results are based on management estimates.

Banc of America Securities                          Bank of America. [LOGO]   23

Proposed Transaction
--------------------------------------------------------------------------------
Historical Stock Performance - Latest Twelve Months

================================================================================

                                    [GRAPH]

                    =======================================
                            TRADING PRICE ANALYSIS
                    ---------------------------------------
                    Closing (12/15/00)               $10.31
                    ---------------------------------------
                    High (10/25/00)                   14.94
                    ---------------------------------------
                    Low (1/06/00)                      7.38
                    ---------------------------------------
                    12 Month Weighted Average          8.66
                    ---------------------------------------
                    12 Month Simple Average            9.18
                    ---------------------------------------

Banc of America Securities                    Bank of America. [LOGO]     24

Proposed Transaction
--------------------------------------------------------------------------------
Analysis of Shares Traded -- Latest Twelve Months


                                    [GRAPH]



                 Cumulative Shares Traded at Specified Prices


                                    [GRAPH]


 Source: FactSet Research Systems, Inc.

Banc of America Securities                         Bank of America. [LOGO]    25

________________________________________________________________________________

Valuation Analysis


Banc of America Securities                            Bank of America. [LOGO] 27

Proposed Transaction
--------------------------------------------------------------------------------
Selected Research Analyst Commentary on RED TOP

------------------------------------------------------------------------------------------------------------------------------------
                                      Closing Stock     Target                  Net Sales           EBITDA            EPS
                                    Price on Date of    Stock                ----------------   --------------   ------------------
Date        Firm                     Report Release     Price     Rating     2001E     2002P    2001E    2002P   2001E      2002P
-----------------------------------------------------------------------------------------------------------------------------------
12/14/00      A.G. Edwards & Sons       $10.19           NA      Maintain     NA        NA       NA      NA       $1.07     $1.20

10/26/00      SunTrust Equitable                                 Attractive
              Securities                 12.56           NA      Long-Term    NA        NA       NA      NA        1.09       NA

10/24/00      Southwest Securities       13.13           NA       Neutral   $507.6    $533.9     NA      NA        1.08      1.17

Date        Firm/Analyst                     Recent Research Commentary
------------------------------------------------------------------------------------------------------------------------------------
12/14/00      A.G. Edwards & Sons/Jack       "Chairman and CEO Gene Bicknell has made an offer to take the company private by
              P. Russo                        purchasing the 35% of the outstanding shares he does not already own. His cash offer of $11.40/share represents only about a 10% premium to the current share price of
                                              $10.25 and is approximately 10x fiscal 2002 (March '02) estimated EPS of $1.20 and about 5.3x enterprise value estimated 2002 EBITDA. This takeout price is certainly below multiples at which the restaurant group trades, but is roughly in line with some other recent going-private transactions we have seen in the group. This really was the best option for shareholders, we believe, as RED TOP (as well as many other small-cap restaurant chains, such as Sbarro, Uno's and Buffet's) had been essentially ignored by investors... As a result of the offer, we are going to change our rating on the shares from Buy to Maintain, as we believe the likelihood of a higher offer is slim, and the shares are currently trading within about 10% of the offer price."

10/26/00      SunTrust Equitable              "Late in the day yesterday, we downgraded RED TOP to Attractive Long-term at $14.50
              Securities/Robert M.             based on its strong price appreciation in 2000 to date (up 90% since January 1,
              Derrington                       2000). We believe restaurant margins remain under pressure through the balance of the year due to higher wage rates and increases in other operating expenses form integrating acquisitions. We are lowering our FY2001 EPS projections by two cents to
                                               $1.09."

10/24/00      Southwest Securities/           "We are lowering our 01Q3 EPS estimate from $0.26 to $0.25 because we are lowering our
              Steven E. Spence                 revenue forecast based on lower comparable - store sales expectations. We are
              Greg M. Howard                   introducing our new 2002 EPS estimate of $1.17. We continue coverage of RED TOP with a NEUTRAL rating as we continue to monitor sales and operating margins."
------------------------------------------------------------------------------------------------------------------------------------


Banc of America Securities                         Bank of America. [LOGO] 26

Valuation Analysis
--------------------------------------------------------------------------------
Illustrative Reference Range Summary


                                    [GRAPH]


(a) In the selected minority premiums paid analysis, the range of $9.00 to $11.50 represents implied value using the Normalized - Midpoint ($7.50) and the price 30 days prior ($8.69). The range of $11.50 to $12.80 is driven by the Pre-Offer Price ($10.38), a value that is not indicative of RED TOP'S updated growth profile.
(b) $14.94 is the notional 52 week high; $11.40 is the "shares traded" high reflective of the price below which 97.8% of the shares traded.

     Banc of America Securities                     Bank of America.  [LOGO] 28

Valuation Analysis
--------------------------------------------------------------------------------
Selected Reference Range Valuation Parameters
($ in millions, except per share data)
--------------------------------------------------------------------------------

Methodology                        Statistic      Relevant Multiple Range       Enterprise Value Range   Implied Share Price/(a)/
----------------------------------------------------------------------------------------------------------------------------------
Proposed Transaction/(b)/                                                               $446.4                      $11.40

Analysis of Selected Publicly Traded Companies
 LTM Net Sales                    $481.0           0.65 x   -    0.90 x         $312.6    -    $432.9        $ 5.50     -    $11.00
 FY 2001P Net Sales                510.5           0.65     -    0.90            331.8    -     459.4          6.40     -     12.10
 FY 2002P Net Sales                526.5           0.65     -    0.75            342.2    -     394.9          6.90     -      9.20

 LTM EBITDA                       $ 76.6            5.0 x   -     5.5 x         $382.9    -    $421.2        $ 8.70     -     10.40
 FY 2001P EBITDA                    79.4            4.5     -     5.5            357.3    -     436.7          7.50     -     11.10
 FY 2002P EBITDA                    78.6            4.0     -     5.0            314.2    -     392.8          5.60     -      9.10

 LTM EBIT                         $ 47.9            8.0 x   -     9.0 x         $383.2    -    $431.1        $ 8.70     -    $10.90
 FY 2001P EBIT                      49.9            7.0     -     7.5            349.4    -     374.3          7.20     -      8.30
 FY 2002P EBIT                      47.7            6.0     -     6.5            285.9    -     309.8          4.30     -      5.40

 LTM Earnings per Share           $ 1.00           11.0 x   -    12.0 x         $433.9    -    $456.1        $11.00     -    $12.00
 FY 2001P Earnings per Share        1.06           10.0     -    11.0            425.1    -     447.2         10.60     -     11.60
 FY 2002P Earnings per Share        0.99            9.0     -    10.0            387.4    -     409.6          8.90     -      9.90

Precedent Transaction
 LTM Net Sales                    $481.0                  0.66 x                        $317.4                      $ 5.70
 LTM EBITDA                         76.6                  4.5                            344.6                        7.00

Unit Liquidation Analysis                           5.0 x   -     6.0 X             NA    -        NA        $ 7.30     -    $ 9.70

                                                Terminal EBITDA Multiple
                                                -----------------------
Discounted Cash Flow Analysis/(c)/                  5.0 x   -     6.0 x         $360.0    -    $440.0        $ 7.70     -    $11.30

                                                       Year 5 IRR
                                                -----------------------
Leveraged Buyout Analysis                          25.0 %   -    30.0 %         $338.6    -    $349.7        $ 6.70     -    $ 7.20

Analysis of Selected Minority Premiums Paid
 Pre-Offer Stock Price            $10.38           20.0 %   -    23.0 %         $467.2    -    $473.8        $12.50     -    $12.80
 Normalized - Midpoint              7.50           20.0 %   -    23.0 %          389.6    -     394.0          9.00     -      9.20
 Stock Price 30 Days Prior          8.69           27.0 %   -    32.0 %          433.9    -     445.0         11.00     -     11.50

Analysis of Change of Control Transactions
 LTM Net Sales                    $481.0           0.80 x   -    0.90 x         $384.8    -    $432.9        $ 8.80     -    $11.00
 LTM EBITDA                         76.6            5.0     -     6.0            382.9    -     459.5          8.70     -     12.20
-----------------------------------------------------------------------------------------------------------------------------------

(a) Based on 21.835 million shares outstanding and 1.610 million options outstanding at an average exercise price of $8.29 (calculated pursuant to the treasury stock method) as per management. Implied share prices are rounded to the nearest tenth.
(b) Enterprise value includes $2.3 million make whole payment on current RED TOP senior notes.
(c)  Based on discount rate of 8.5% to 10.5%.


Banc of America Securities                          Bank of America. [LOGO]   29

             Valuation Analysis
             -------------------------------------------------------------------
             Analysis of Selected Publicly Traded Companies

($ in millions)
====================================================================================================================================

                                       Equity                                  Enterprise Value as a Multiple of:
                                                           -------------------------------------------------------------------------
                                       Market  Enterprise         Net Sales                  EBITDA                   EBIT
                                                           ----------------------     ---------------------   ----------------------
Company                                Value   Value/(a)/  LTM/(b)/ FYE+1   FYE+2     LTM/(b)/ FYE+1  FYE+2   LTM/(b)/  FYE+1  FYE+2
------------------------------------------------------------------------------------------------------------------------------------
Pizza Related Companies
Papa Johns International Inc        $   431.6 $  564.3     0.63x   0.58x    0.51x     4.8x    4.5x    4.2x    6.7x    6.2x    5.7x
Pizza Inn Inc                            21.5     33.1     0.50      NA       NA      5.0      NA      NA     6.2      NA      NA
Pj America Inc                           28.7     31.9     0.30    0.28     0.24      3.0     2.9     2.4     4.9     4.5     3.7

Other Selected Restaurant Companies
Applebees Intl Inc                  $   710.2 $  807.7     1.21x   1.34x    1.22x     5.6x     NA      NA     7.4x    8.3x    7.8x
Consolidated Products Inc               218.6    255.4     0.62    0.60     0.52      4.4     3.1x    2.6x    6.1     3.9     3.2
Frisch's Restaurants Inc                 72.0    108.4     0.63    0.59       NA      4.9      NA      NA     8.6      NA      NA
Jack In The Box Inc                   1,185.4  1,480.0     0.91    0.82     0.75      7.3      NA      NA    10.1     8.9     8.1
Main Street And Main                     44.4     93.6     0.53      NA       NA      7.3      NA      NA    18.7      NA      NA
Quality Dining Inc                       34.4    144.9     0.63      NA       NA      5.5      NA      NA    11.3      NA      NA
Ryan's Family Stk Houses Inc            271.4    459.4     0.67    0.65     0.63      4.4     4.2     4.3     6.0     5.7     6.0
Sonic Corp                              661.6    749.3     2.68    2.32       NA      8.5     8.4      NA    11.0    11.2      NA
Tricon Global Restaurants             4,931.1  7,318.1     1.01    1.03     1.07      5.9     5.7     5.2     8.4     8.1     7.4
Vicorp Restaurants Inc                  120.3    119.0     0.32    0.32     0.29      2.9      NA      NA     5.2     5.1     4.8
Wendy's International Inc             2,978.0  3,300.4     1.50    1.47     1.34      7.9     7.8     7.1    10.8    10.6     9.6


                                              -------------------------------------------------------------------------------------
                                               Average     0.87x   0.91x    0.73x     5.5x    5.2x    4.3x    8.7x    7.3x    6.3x
                                               Median      0.63    0.65     0.63      5.2     4.5     4.2     7.9     7.2     6.0
                                              -------------------------------------------------------------------------------------

Proposed Transaction                $   253.9 $  446.4     0.93x   0.87x    08.5x     5.8x    5.6x    5.7x    9.3x    8.9x    9.4x
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------
                                         Stock Price as a
                                            Multiple of
                                         Earnings per Share
                                       -----------------------
Company                                LTM/(b)/  FYE+1   FYE+2
-----------------------------------------------------------------

Pizza Related Companies                10.5x    9.9x    9.4x
Papa Johns International Inc            7.7      NA      NA
Pizza Inn Inc                           7.8     8.9     7.9
Pj America Inc

Other Selected Restaurant Companies    12.1x   11.7X   10.3x
Applebees Intl Inc                      9.1     9.5     8.2
Consolidated Products Inc              12.0    10.9     9.9
Frisch's Restaurants Inc               15.4    13.1    11.5
Jack In The Box Inc                    23.7      NA      NA
Main Street And Main                     NM      NA      NA
Quality Dining Inc                      7.1     6.5     6.2
Ryan's Family Stk Houses Inc           17.0    17.1    14.4
Sonic Corp                             11.7    11.3    10.4
Tricon Global Restaurants               6.7     8.0     7.1
Vicorp Restaurants Inc                 18.2    17.1    15.1
Wendy's International Inc



                                     ----------------------------
                                       12.2X   11.3x   10.0x
                                       11.7    10.9     9.9
                                     ----------------------------

Proposed Transaction                   11.4x   10.8x   11.5x
-----------------------------------------------------------------



(a) Equity value as of December 15, 2000 plus total debt, minority interest and preferred stock less cash & equivalents.
(b)  As per Form 10-K and Form 10-Q.


Banc of America Securities                           Bank of America. [LOGO]  30

Valuation Analysis
--------------------------------------------------------------------------------
Unit Liquidation Analysis


($ in millions, except per share data)
--------------------------------------------------------------------------------

FY 2001P Operating Statistics
  Revenues                                                 $  510.5
  Internal Store Profit                                        86.6
  Expected D&A                                                 19.5
                                                           --------
  Store Cash Flow                                             106.1
  Pro Forma Adjustments: Iowa Units                             0.9
                                                           --------                            EBITDA Multiple
  Adjusted Store Cash Flow                                    107.0              ----------------------------------------
  Representative General and Administrative Expenses          (25.5)                   5.0 x         5.5 x         6.0 x
                                                           --------
    Net Cash Flow                                          $   81.5              $    81.5      $   81.5       $  81.5

Calculation of Net Proceeds
  Enterprise Value of Units                                                      $   407.4      $  448.1       $ 488.9
  Unit Tax Basis:
  Units                                                    $  153.0
  Field Offices                                                 0.5
  Franchise Rights                                            221.5
                                                           --------                  375.0         375.0         375.0
  Total Tax Basis                                             375.0              ----------------------------------------
  Taxable Gain                                                                        32.4          73.1         113.9
  Taxes Due (tax rate: 35%)                                                           11.3          25.6          39.9
                                                                                 ----------------------------------------
  After Tax Unit Proceeds                                                            396.1         422.5         449.0
  Plus: Face value of other tangible asstes - 9/26/00                                 28.8          28.8          28.8
  Less: Total liabilities as of 9/26/00                                             (264.7)       (264.7)       (264.7)
                                                                                 ----------------------------------------
    Total Net Proceeds                                                           $   160.2      $  186.7       $ 213.2

Total Option Adjusted Shares Outstanding                                            22.086        22.086        22.086

Estimated Value per Share                                                        $    7.25      $   8.45       $  9.65
                                                                                 ========================================



--------------------------------------------------------------------------------



Banc of America Securities                         Bank of America. [LOGO]    31

Valuation Analysis
--------------------------------------------------------------------------------
Discounted Cash Flow Analysis

($ in millions, except per share data)
================================================================================================================================

                                                                         Projected                                     2002-2006
                                                    -----------------------------------------------------              ---------
Fiscal Years Ended March 31,                         2002        2003        2004       2005        2006                  CAGR
---------------------------------------------------------------------------------------------------------                ------
Sales                                               $526.5      $531.3      $536.1     $541.0      $545.8                  0.9%
EBITDA                                                78.6        76.8        76.0       76.3        76.8                 -0.6%
EBIT                                                  47.7        45.0        43.2       42.6        42.2                 -3.0%
   Less: Cash Taxes @ 35.0%                          (16.7)      (15.7)      (15.1)     (14.9)      (14.8)
                                                    ------      ------      ------     ------      ------
EBIAT                                                 31.0        29.2        28.1       27.7        27.4                 -3.0%
   Plus: Depreciation and Amortization                30.9        31.9        32.8       33.7        34.7
   Less: Capital Expenditures                        (29.5)      (28.4)      (28.3)     (28.3)      (28.2)
   Less: Change in Net Working Investment              1.6         0.6         0.5        0.4         0.4
                                                    ------      ------      ------     ------      ------
Unlevered Free Cash Flow                            $ 34.0      $ 33.3      $ 33.1     $ 33.5      $ 34.2                  0.2%
                                                    ======      ======      ======     ======      ======
--------------------------------------------------------------------------------------------------------------------------------

Discount Rate                                       8.5%                           9.5%                            10.5%
                                       ----------------------------   ---------------------------      ---------------------------
Terminal EBITDA Multiple                  5.0x      5.5x       6.0x      5.0x      5.5x       6.0x        5.0x      5.5x       6.0x
====================================================================================================================================
EBITDA                                 $  76.8   $  76.8    $  76.8   $  76.8   $  76.8    $  76.8     $  76.8   $  76.8    $  76.8

Terminal Value                           384.1     422.5      460.9     384.1     422.5      460.9       384.1     422.5      460.9

   PV of Terminal Value /(a)/            255.4     281.0      306.5     244.0     268.4      292.8       233.1     256.5      279.8
   PV of Free Cash Flows /(a)/           132.4     132.4      132.4     129.0     129.0      129.0       125.8     125.8      125.8
                                       -------   -------    -------   -------   -------    -------     -------   -------    -------

Implied Enterprise Value                 387.9     413.4      439.0     373.0     397.4      421.8       358.9     382.3      405.6

   Plus: Cash & Equivalents /(b)/          4.4       4.4        4.4       4.4       4.4        4.4         4.4       4.4        4.4
   Less: Total Debt /(b)/               (194.5)   (194.5)    (194.5)   (194.5)   (194.5)    (194.5)     (194.5)   (194.5)    (194.5)
                                       -------   -------    -------   -------   -------    -------     -------   -------    -------
Implied Value of Equity                $ 197.8   $ 223.3    $ 248.8   $ 182.9   $ 207.3    $ 231.7     $ 168.8   $ 192.1    $ 215.4

Implied Value per RED TOP Share /(c)/  $  8.92   $ 10.08    $ 11.23   $  8.25   $  9.36    $ 10.46     $  7.62   $  8.67    $  9.72
                                       =======   =======    =======   =======   =======    =======     =======   =======    =======

Terminal Value as a % of
 Enterprise Value                         65.9%     68.0%      69.8%     65.4%     67.5%      69.4%       65.0%     67.1%      69.0%
------------------------------------------------------------------------------------------------------------------------------------

(a) Present values as of March 31, 2001.
(b) As per Form 10-Q dated September 26, 2000.
(c) Based on 21.835 million shares outstanding and 1.610 million options outstanding at an average exercise price of $8.29 (calculated pursuant to the treasury stock method) as per management.

Banc of America Securities                           Bank of America. [LOGO]  32

Valuation Analysis
--------------------------------------------------------------------------------
Weighted Average Cost of Capital Analysis


--------------------------------------------------------------------------------

I.   Cost of Debt (Kd):
          Estimated All-In Cost for Company                                7.8%
          Tax Rate                                                        35.0%

               Kd = 7.8% * (1-35.0%) =                                     5.1%

II.  Cost of Preferred (Kp):
          Estimated All-In Cost for Company                                0.0%

III. Cost of Equity (Ke):
          Risk Free Rate (10-year T- Note)/(a)/                            5.2%
          RED TOP Beta/(b)/                                               0.47
          Market Risk Premium/(c)/                                         8.1%
          Small Stock Premium/(d)/                                         4.3%

               Ke = 5.2% + 0.47 * 8.1% + 4.3 =                            13.3%

IV.  Weighted Average Cost of Capital (K):
          Target Debt to Cap. Ratio                                       45.9%
          Target Preferred to Cap. Ratio                                   0.0%
          Implicit Equity to Cap. Ratio                                   54.1%

               K = ((5.1% * 45.9%) + (0.0% * 0.0%) + (13.3% * 54.1%)) =    9.5%
                                                                          =====

--------------------------------------------------------------------------------
(a)  United States 10-year Treasury Note rate as of December 15, 2000
(b)  Beta as per Bloomberg as of December 15, 2000.
(c) Arithmetic mean of historical return of S&P 500 versus long-term government bond income returns since 1926 as estimated by ibbotson Associates.
(d) Expected low-capitalization equity size premium for companies with capitalization between $252 and $918 millions as per ibboston Associates.

Banc of America Securities                            Bank of America. [LOGO] 33

Valuation Analysis
------------------------------------------------------------------------------------------------------------------------------------
Leveraged Buyout Analysis
                                                                                              $7.21  Purchase Price
($ in millions)                                                                               -30.5% Premium
====================================================================================================================================
Leveraged Acquisition Sources and Uses of Funds


Sources                                                Uses
------------------------------------------------------------------------------------------------------------------------------------
Cash on Balance Sheet    $  4.7     1.3%               Purchase of Equity             $157.4   43.0%
Revolver                   83.0    22.7%               Transaction Costs                 8.7    2.4%
Term Debt                 175.0    47.8%               Refinance of Debt               195.0   53.3%
Sales/Leaseback Trans.      0.0     0.0%               Refinance of Preferred Equity     0.0    0.0%
Subordinated Notes         39.7    10.9%               Cash at Closing                   4.7    1.3%
New Equity                 63.4    17.3%
Rollover Equity             0.0     0.0%
                         ------   -----                                               ------  -----
    Total Sources        $365.9   100.0%                            Total Uses        $365.9  100.0%
                         ======   =====                                               ======  =====

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Leveraged Acquisition Assumptions

Pro Forma Capitalization                               Interest Rates                         Purchase Price as a Multiple of
----------------------------------------               ---------------------------------      -----------------------------------
Cash                     $  4.7     1.3%               Cash Balances                5.0%      LTM 9/00 Net Sales            0.72x
Revolver                   83.0    22.7%               Revolver                     9.8%      2001P Net Sales               0.68
Senior Term A             100.0    27.3%               Senior Term A                9.8%
Senior Term B              75.0    20.5%               Senior Term B               10.3%      LTM 9/00 EBITDA                4.5x
Subordinated Notes         39.7    10.9%               Subordinated Notes/(a)/     13.0%      2001P EBITDA                   4.4
                         ------   -----
    Total Debt           $302.5    82.7%
                                                       Credit Statistics
                                                       ---------------------------------      LTM 9/00 EBIT                  7.3x
Rollover Equity          $  0.0     0.0%               Senior Debt/LTM 9/00 EBITDA  3.4x      2001P EBIT                     7.0
New Equity                 63.4    17.3%               Sub Debt/LTM 9/00 EBITDA     0.5
                         ------   -----
    Total Equity         $ 63.4    17.3%                                                      LTM 9/00 EPS                   7.2x
                                                       Senior Debt/FY 2001 EBITDA   3.3x      2001P EPS                      6.8
Total Capitalization     $365.9   100.0%               Sub. Debt/FY 2001 EBITDA     0.5

------------------------------------------------------------------------------------------------------------------------------------

(a) Subordinated Notes interest rate represents a cash coupon of 13%. The all in return, including warrants, is assumed to be 18%-20%

Banc of America Securities                         Bank of America. [LOGO]    34

Valuation Analysis
-------------------------------------------------------------------------------
Leveraged Buyout Analysis
($ in millions)
===============================================================================
Transaction Overview

                                           Historical       EST                                  Projected
                                         ---------------------------   -------------------------------------------------------------
Fiscal Year Ending March 31,                03/28/00      03/28/01       03/28/02    03/28/03    03/28/04    03/28/05    03/28/06
------------------------------------------------------------------------------------------------------------------------------------
Net Sales                                     $455.6         $510.5        $526.5      $531.3      $536.1      $541.0      $545.8
    Sales Growth                                21.0%          12.0%          3.1%        0.9%        0.9%        0.9%        0.9%
EBITDA                                          73.0           79.4          78.6        76.8        76.0        76.3        76.8
    EBITDA Margin                               16.0%          15.6%         14.9%       14.5%       14.2%       14.1%       14.1%
EBIT                                            46.2           49.9          47.7        45.0        43.2        42.6        42.2
    EBIT Margin                                 10.1%           9.8%          9.1%        8.5%        8.1%        7.9%        7.7%

Total Senior Debt                             $166.9         $195.0        $244.0      $229.9      $214.1      $197.5      $178.8
Total Debt                                     166.9          195.0         283.7       269.6       254.1       237.2       218.5
Total Net Debt                                 163.1          190.3         279.7       265.6       250.1       233.2       214.5
Dividends                                                                     0.0         0.0         0.0         0.0         0.0
                                                           Pro Forma
Sr. Debt/EBITDA                                                 3.3x          3.1x        3.0x        2.8x        2.6x        2.3x
Total Debt/EBITDA                                               3.8x          3.6         3.5         3.3         3.1         2.8
(Total Debt + 8xRent)/EBITDAR                                                 4.5         4.4         4.3         4.1         3.9
Total Debt/EBITDA - Maint. Cap. Ex.                                           4.2         4.1         3.9         3.6         3.3

EBITDA/Cash Interest                                                          2.6x        2.6x        2.8x        3.0x        3.2x
EBITDA - Maint. Cap Ex/Cash Interest                                          2.3         2.2         2.4         2.6         2.8
(EBITDA - Cash Taxes - Main. Cap Ex)/
    (Interest + Div + Required Amort.)                                       1.30x       1.30x       1.34x       1.39x       1.45x

Senior Debt/Total Capitalization                                             66.6%       63.5%       60.0%       56.2%       51.9%
Senior Debt/Initial Senior Debt                                              94.6%       89.1%       83.1%       76.6%       69.3%
Total Debt/Total Capitalization                                              77.4%       74.4%       71.1%       67.5%       63.4%

Returns to New Equity Holders                                                        Ownership                  Returns
------------------------------------                                                 ---------     --------------------------------
EBITDA Exit Multiple            5.0x                                                                 24.0%       21.4%       20.0%
                                5.5x                                                     93.0%       35.1%       28.6%       25.0%
                                6.0x                                                                 44.6%       34.7%       29.3%
                                                                                                   ================================
                                                                                                   --------------------------------
Returns to Subordinated Notes Investors                                                   7.0%       21.1%       19.2%       18.1%
---------------------------------------------------------------------------------------------------================================-

Banc of America Securities                          Bank of America. [LOGO]   35

Valuation Analysis
--------------------------------------------------------------------------------
Analysis of Selected Minority Premiums Paid

--------------------------------------------------------------------------------------------------------------------------------
                                                                                      Premiums to Closing Price/a/
Pre-Offer Price (12/13/00)                      $10.38                    ------------------------------------------------------
Normalized - Midpoint                             7.50                          One Day Prior              30 Days Prior
                                                                          -------------------------    -------------------------
Stock Price 30 days Prior                         8.69                    Median            Average    Median            Average
--------------------------------------------------------------------------------------------------------------------------------

Selected Announced Minority Buyout Transactions since 1990                 19.7%              23.1%      27.0%             31.7%


Implied Value per RED TOP Share - Pre-Offer Price                        $12.42             $12.77         --                --
Implied Value per RED TOP Share - RED TOP Normalized - Midpoint            8.98               9.23         --                --
Implied Value per RED TOP Share - RED TOP Stock Price 30 Days Prior          --                 --     $11.04            $11.44
--------------------------------------------------------------------------------------------------------------------------------

















(a) Source: Thompson Financial Securities Data and FactSet Research Systems, Inc. Based on 61 transactions with enterprise values between $250.0 million and $1.0 billion.


Banc of America Securities                            BANK OF AMERICA. [LOGO] 36

Valuation Analysis

------------------------------------------------------------------------------------------------------------------------------------
Analysis of Change of Control Transactions
($ In millions)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           Enterprise Value         Equity Value
                                                                                           as a Multiple of:      as a Multiple of:
  Acquiror/                                         Ann.             Value of:          ----------------------  --------------------
                                                              -------------------------    LTM          LTM       LTM          Book
    Target Company                                  Date        Equity      Enterprise    Sales        EBITDA    Net Inc.     Value
------------------------------------------------------------------------------------------------------------------------------------
  Bruckmann, Rosser, Sherril & Co./
    IL Fornaio America Corp                       11/16/00    $  91.2       $  86.4        0.78x        7.5x        26.3x      2.0x

  Carrols Corporation/
    Taco Cabana Inc.                               10/6/00      109.8         153.1        0.90         6.0          8.3       2.3

  Caxton-Iseman Capital, Inc./
    Buffets Inc.                                    5/1/00      642.7         550.1        0.57         4.8         14.3       2.0

  Acapulco Acquisition Corp./
    El Torito                                       3/1/00      119.7         129.5        0.60         5.7           NA        NA

  Capricorn Investors III L.P/
    TCBY Enterprises, Inc.                          2/1/00      137.2         128.2        1.34          NM           NM       1.5

  McDonald's Corp./
    Boston Chicken Inc.                            12/1/99        0.0         173.5         NM           NM           NA        NA

  American Securities Capital Partners/
    El Pollo Loco (Advantica Restaurant Group      11/1/99      114.0         128.0        0.92         5.2           NA       1.3

  SR Acquisition Corp./
    Scott's Restaurants Inc.                        6/1/99      162.7         115.0        0.47         3.8         14.2       1.2

  RB Capital, Inc./
    Rock Bottom Restaurants Inc.                    3/1/99       80.5         100.8        0.60         5.9         21.9       1.2

  Checkers Drive-in Restaurants, Inc./
    Rally's Hamburgers, Inc.                       1/29/99       64.1         126.7        0.96          NM          NA        1.7

  Sbarro Family/
    Sbarro Inc.                                     1/1/99      592.4         441.9        1.18         5.2         13.8       2.3

                                                                                           Summary Multiples
                                                                                           ----------------------------------------
                                                                                Average    0.83x        5.5x       16.5x       1.7x
                                                                                 Median    0.82         5.5        14.2        1.7
                                                                                           ----------------------------------------
Other Reference Transactions

  Uno Management/
    Uno Restaurant Corp.                          10/25/00    $  99.5       $ 151.8        0.66x        4.5x        8.6x       0.6x

  RED TOP/
    Jaws                                           7/21/00         --          33.6        0.70         5.7 00       --         --

  RED TOP/
    Vanna                                           6/8/00         --          18.7        0.45         5.1 00       --         --

  RED TOP/
    Cocktail                                        2/4/99         --          31.0        0.54         5.5 00       --         --
------------------------------------------------------------------------------------------------------------------------------------

(a)  Multiples exclude synergies.

Banc of America Securities                            Bank of America. [LOGO] 37

________________________________________________________________________________

Illustrative Timeline and Responsibilities


Banc of America Securities                            Bank of America. [LOGO] 38

Illustrative Timeline and Responsibilities
--------------------------------------------------------------------------------------------------------------------------

--------------------       --------------------    --------------------    --------------------       --------------------
    December                     January                February                  March                       April
--------------------       --------------------    --------------------    --------------------       --------------------
 S  M  T  W  T  F  S        S  M  T  W  T  F  S     S  M  T  W  T  F  S     S  M  T  W  T  F  S        S  M  T  W  T  F  S
--------------------       --------------------    --------------------    ---------------------      --------------------
                1  2           1  2  3  4  5  6                 1  2  3                 1  2  3        1  2  3  4  5  6  7
 3  4  5  6  7  8  9        7  8  9 10 11 12 13     4  5  6  7  8  9 10     4  5  6  7  8  9 10        8  9 10 11 12 13 14
10 11 12 13 14 15 16       14 15 16 17 18 19 20    11 12 13 14 15 16 17    11 12 13 14 15 16 17       15 16 17 18 19 20 21
      --                   21 22 23 24 25 26 27    18 19 20 21 22 23 24    18 19 20 21 22 23 24       22 23 24 25 26 27 28
17 18 19 20 21 22 23       28 29 30 31             25 26 27 28             25 26 27 28 29 30 31       29 30
      --
24 25 26 27 28 29 30
31
--------------------       --------------------   --------------------     --------------------       --------------------

==========================================================================================================================
Approximate Timing         Activity                                                     Responsibility
--------------------------------------------------------------------------------------------------------------------------
Week 1                     [_]  Board meeting to present Proposed Transaction           BOARD, MERGERCO, BAS, and COUNCIL

December 19                [_]  Establish independent committee ("IC")                  BOARD

Weeks 2 - 4                [_]  Interview and hire legal council ("COUNCIL IC") for IC  IC

December 26 - January 12   [_]  Interview and hire financial advisor ("ADVISOR IC) for  IC and COUNCIL IC
                                IC

                           [_]  Submit draft definitive purchase and sale agreement     MERGERCO, COUNCIL and BAS
                                ("PSA")

Weeks 5 - 6                [_]  ADVISOR IC and COUNCIL IC due diligence of RED TOP      ADVISOR IC, COUNCIL IC and RED TOP

January 15 - 26            [_]  Negotiate PSA                                           IC, COUNCIL IC, MERGERCO, COUNCIL and
                                                                                        BAS

Week 7                     [_]  Delivery of Opinion to IC by ADVISOR IC                 ADVISOR IC and IC

January 29 - February 2    [_]  PSA executed                                            IC and MERGERCO

                           [_]  Begin drafting Proxy / 13e-3 SEC filings                All parties

                           [_]  Begin financing due diligence                           RED TOP, MERGERCO and financing
                                                                                        institution

Week 8                     [_]  File Proxy / 13e-3 SEC filings                          COUNCIL IC and COUNCIL

February 5 - 9

--------------------------------------------------------------------------------------------------------------------------

Banc of America Securities                          Bank of America. [LOGO]   39

Illustrative Timeline and Responsibilities
________________________________________________________________________________

          January                         February                        March
 S   M   T   W   T   F   S       S   M   T   W   T   F   S      S   M   T   W   T   F   S
--------------------------      --------------------------     --------------------------
     1   2   3   4   5   6                       1   2   3                      1   2   3
 7   8   9  10  11  12  13       4   5   6   7   8   9  10      4   5   6   7   8   9  10
14  15  16  17  18  19  20      11  12  13  14  15  16  17     11  12  13  14  15  16  17
21  22  23  24  25  26  27      18  19  20  21  22  23  24     18  19  20  21  22  23  24
28  29  30  31                  25  26  27  28                 25  26  27  28  29  30  31
--------------------------      --------------------------     --------------------------

           April                           May
 S   M   T   W   T   F   S      S   M   T   W   T   F   S
--------------------------     --------------------------
 1   2   3   4   5   6   7                      1   2   3
 8   9  10  11  12  13  14      4   5   6   7   8   9  10
15  16  17  18  19  20  21     11  12  13  14  15  16  17
22  23  24  25  26  27  28     18  19  20  21  22  23  24
29 30                          25  26  27  28  29  30
--------------------------     --------------------------

===================================================================================================================
Approximate Timing      Activity                                               Responsibility
-------------------------------------------------------------------------------------------------------------------
Week 14                 [_] Respond to SEC comments of Proxy / 13e-3 filings   COUNCIL IC, ADVISOR IC, MERGERCO,
                                                                               COUNCIL and BAS
March 19-23



Week 16                 [_] SEC filings declared effective                     SEC

April 2-6               [_] Mail Proxy materials to shareholders               BOARD, COUNCIL IC and RED TOP

                        [_] Call shareholders meeting                          BOARD, COUNCIL IC and RED TOP


Week 20                 [_] Shareholder meeting and vote                       BOARD, ADVISOR IC and RED TOP

April 28-May 4          [_] Closing                                            BOARD, MERGERCO, RED TOP and COUNCIL

-------------------------------------------------------------------------------------------------------------------

Banc of America Securities                          Bank of America. [LOGO]   40

________________________________________________________________________________

Exhibit 1: Selected Minority Buyout Transactions since 1990


Banc of America Securities                            Bank of America. [LOGO] 41

Selected Minority Buyout Transactions since 1990/(a)/
------------------------------------------------------------------------

                                                                                          Premium           Premium
  Date Announced               Target                             Acquiror              1 Day Prior      30 Days Prior
------------------  ------------------------------    ---------------------------    ----------------  ------------------
     05/17/90       DST Systems Inc                    Kansas City Southern Inds Inc             24.3%            54.6
     07/06/90       Mack Trucks Inc                    Renault Vehicles Industries               19.0             25.0
     07/12/90       TVX Broadcast Group Inc            Paramount Communications                  26.7               NA
     07/19/90       Caesars New Jersey Inc             Caesars World Inc                         40.0             40.0
     01/03/91       Ocean Drilling and Exploration     Murphy Oil Corp                           14.1             15.8
     03/01/91       Medical & Eddy Cos Inc             Air & Water Technologies                  22.2             60.4
     09/18/91       Arkla Exploration Co               Arkla Inc                                 8.84             30.0
     02/06/92       Spelling Entertainment Inc         Charter Co                                (9.4)            (9.4)
     03/02/92       Grece Energy Corp                  WR Grace & Co                             31.0             38.2
     08/17/92       PHL CORP Inc                       Leucadia National Corp                    12.1             28.9
     11/13/92       Brard Cas Inc                      Rust International Inc                     4.9              4.9
     02/18/93       Sahara Casiro Partners LP          Sahara Resorts                            (4.0)             5.1
     04/26/93       Southeastern Public Service Co     DWG Corp                                  65.2             70.7
     10/13/93       Medical Marketing Group Inc        ????????????????                         (17.8)            (7.5)
     03/01/94       FoxMeyer Corp                      National Intergroup Inc                    7.1             11.2
     04/26/94       ?????????????                      ????????????????                          (3.1)             5.4
     06/05/94       General Cable                      ????????????????                          17.1             20.0
     06/06/94       Ogden Projects Inc.                Ogden Corp                                 5.8             20.5
     06/24/94       Castle Cooke Hermes Inc            Dole Food Co Inc                          35.5             38.5
     04/05/95       Club Med Inc                       Club ???????????                          41.4             45.5
     05/19/95       BIC Corp                           BIC SA                                    13.3             26.6
     07/14/96       REN Co5rp-USA                      COBE Lab                                  27.0             39.1
     09/26/96       SCOR US Corp                       SCOR                                      37.1             37.1
     06/27/96       Systemix Inc                       Novarbs AG                                 4.7             59.2
     ????????       Crocker Reality Trust Inc          Highwoods Properties Inc                    NA              2.2
     10/10/96       WCI Steel Inc                      Renoo Group Inc                           17.6             15.5
     01/13/97       Zurich Reinsurance Cemtre          Zurich                                    17.1             17.1
     01/21/97       Mafco Consolidated Gap             Mafoo Holdings Inc                        23.5             24.1
     01/28/97       Calgene Inc                        Monszanto Co                              62.0             43.8
     02/20/97       NHP Inc                            Apartment Investment & Mgmt Co            28.3             22.3
     05/14/97       Erron Global Power & Pipelines     Erron Corp                                11.8             23.0
     05/22/97       ???????????????                    Texas Industries Inc                      20.4             24.0
     06/02/97       ???????????????                    ?????????????                             12.7             26.5
     08/18/97       Guaranty National Corp             Orien CapZal Corp                         10.8             31.5
     01/02/98       Rayonier Timberfants               Rayonier Inc                              11.2            (14.0)
     01/22/98       8T Office Products Intl Inc        ?????????????                             32.5             77.4
     03/17/98       XL Cornect Solutions Inc           Xarox Corp                               (11.1)            27.5
     03/17/98       BET Holdings Inc                   Invester Group                             4.0             13.8
     07/07/98       Life Technologies                  Dexter Corp                               25.2             14.2
     09/18/98       PEC Israel Economic Corp           Investor Group                            60.0             44.9
     09/23/98       J&L Speciality Steel Inc           ?????????????                            100.2             17.3
     09/23/98       Ryerson Tull Inc                   Interd Steel Industries Inc              (41.0)           (53.3)
     10/16/98       BRC Holdings Inc                   Affiliated Computer services              17.1             21.6
     10/21/98       Capital Factors Holdings Inc       Union Planters R/x/ Net Assoc              6.7              9.4
     10/22/98       BA Merchant Svcs                   Bank of America National Trust            47.1             69.1
     11/12/98       Aquila Gas Pipeline Corp           UtilCorp United Inc                       23.1             36.2
     12/03/98       Barner Aerospace Inc               Fairchild Corp                            25.7             41.9
     12/30/98       First Banks America Inc, TX        First Banks Inc                           24.9             16.5
     04/01/99       Aqua Aliance Inc                   Vivenci SA                                28.9            110.9
     04/12/99       Meadowcraft Inc                    Investor Group                            64.9             75.8
     05/05/99       Thermo Power Corp                  Thermo Electron Corp                       5.5             18.5
     05/21/99       Thermo Spectra                     Thermo Instrument System Inc              39.1             52.4
     11/05/99       PEC Isreal Economic Corp           Discount Investment Corp                   0.2              7.0
     11/16/99       Thermo Terra Tech Inc              Thermo Electron Corp                     (11.1)            11.6
     12/17/99       Thermo Trex Corp                   Thermo Electron Corp                      (5.6)             8.3
     01/19/00       Trigen Energy Corp                 Elyo                                      38.2             36.7
     01/31/00       Thermedics                         Thermo Electron Corp                      76.3            105.7
     01/31/00       Thermo BioAnalysis                 Thermo Instrument System Inc              51.4             49.3
     01/31/00       Thermo Optek Corp                  Thermo Instrument System Inc               6.7             28.3
     01/31/00       Thermo Quest Corp                  Thermo Instrument System Inc              36.0             64.8
     01/24/00       Cherry Corp                        Investor Group                           100.1             44.7

                                                                                          ----------------------------------
                                                                                  Medium         19.7%            27.0%
                                                                                 Average         23.1%            31.7
                                                                                          ----------------------------------

(a) Source: Thomson financial Securities Data and FactSet Research Systems, Inc. Based on 61 transactions with enteprise values between $250.0 million and $1.0 billion.

Banc of America Securities                      [LOGO BANK of AMERICA.]       42